Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 11, 2021, with respect to the consolidated financial statements and financial statement schedule II – Valuation Accounts of HMAN Group Holdings, Inc., incorporated herein by reference.

/s/ KPMG LLP
Cincinnati, Ohio
September 20, 2021